Exhibit 5.1

                               PHILLIPS NIZER LLP
                                666 FIFTH AVENUE
                               NEW YORK, NY 10103

                                                                 August 28, 2002

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re: Drew Industries Incorporated
                      Registration Statement on Form S-3

Ladies and Gentlemen:

            As special counsel to Drew Industries Incorporated, a Delaware corporation (the "Company"), we have been requested to render this opinion for filing as Exhibit 5.1 to the Company's Registration Statement on Form S-3, which is being filed with the Securities and Exchange Commission on or about August 28, 2002 (the "Registration Statement").

            The Registration Statement covers 850,000 shares (the "Shares") of Common Stock of the Company, which are being registered for sale by a selling stockholder.

            We have examined the Company's Restated Certificate of Incorporation, the Company's By-Laws, and related minutes of action taken by the Board of Directors of the Company. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies of originals.

            Based upon the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        PHILLIPS NIZER LLP


                                        By: /s/ Harvey F. Milman
                                           -------------------------------------
                                                Harvey F. Milman, Partner